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Exhibit No. 7.0

Consent of Independent Public Accountant
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
APO Health, Inc., Inc.
3950 Oceanside Ave.
Oceanside, New York 11572

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated December 15, 1999 relating to the consolidated financial statements of APO Health, Inc. for the two years ended September 30, 1999 appearing in the Company's Form 8-K dated June 28, 2001.



Linder & Linder
Dix Hills, New York

 /S/ LINDER & LINDER
_________________________________

///signed///
July 24, 2001